Exhibit 99.7



                          CAESARS ENTERTAINMENT, INC.
                                  BONUS POLICY


         This document sets forth the bonus policy as approved by the compensation committee (the "Committee") of the board of directors (the "Board") of Caesars Entertainment, Inc. (the "Company") on September 23 and 24, 2004.

I.       Bonus in Respect of Fiscal Year 2004

         Bonuses paid in respect of the 2004 fiscal year will be paid according to each individual's achievement of performance targets as previously established by the Committee. Timing of payment of such bonuses will be consistent with the Company's past practice.

II.      Bonus in Respect of Fiscal Year 2005

         The Committee has determined that bonuses paid in respect of fiscal year 2005 should reflect the contemplated merger (the "Merger") of the Company with and into Harrah's Operating Company pursuant to that certain merger agreement dated July 14, 2004 by and among the Company, Harrah's Entertainment, Inc. ("Harrah's") and Harrah's Operating Company.

     o Only Active Employees and Transferred Employees are eligible to receive bonuses in respect of fiscal year 2005.

         o An "Active Employee" is an individual employed by the Company or one of its subsidiaries at the time the Merger closes (the "Closing") or, if applicable, on the date the Committee determines that the Merger has been terminated (the "Termination Date").

         o A "Transferred Employee" is an individual who is employed by the Company or one of its subsidiaries on the date, during fiscal year 2005 and prior to the Closing or the Termination Date, as the case may be, on which the Company sells the property at which such individual is principally employed (the "Sale Date").

     o   If the Closing occurs:

         o on or before June 30, 2005, bonuses will be paid out to Active Employees at 50% of target annual bonus levels.

         o on or after July 1, 2005, bonuses will be paid out to Active Employees at 100% of target annual bonus levels.

     o If the Termination Date occurs, bonuses in respect of fiscal year 2005 will be paid to Active Employees at 100% of target annual bonus levels.

     o   With respect to each Transferred Employee, if the Sale Date occurs:

         o on or before June 30, 2005, a bonus will be paid out to such Transferred Employee at 50% of the individual's target annual bonus level.

         o on or after July 1, 2005, a bonus will be paid out to such Transferred Employee at 100% of the individual's target annual bonus level.

     o   Bonuses will be paid:

         o to Transferred Employees as soon as reasonably practicable following the applicable Sale Date.

         o to Active Employees, if the Closing occurs, as soon as reasonably practicable following the Closing.

         o to Active Employees, if the Termination Date occurs, consistent with past practice.

     o The Committee may determine, in its sole discretion, that certain individuals may receive 100% of target annual bonus regardless of the date on which the Closing occurs.

III.     Completion Stay Bonus

         The Committee, recognizing that it is necessary to retain certain individuals critical to the continued management and operation of the Company through the Closing or the Termination Date, as the case may be, has determined that bonuses will be paid to such employees to incentivize them to remain employed by the Company through the Closing or the Termination Date, as the case may be.

     o The Committee may award up to $19 million in completion stay bonuses to individuals it selects prior to the Closing.

     o Eligible Employees will be paid a bonus ranging from 25% to 100% of the employee's base salary.

         o Prior to the Closing, the Committee, in its sole discretion, will determine those employees to whom it intends to grant completion stay bonuses (the "Eligible Employees") and the amounts of such bonuses and the Committee may amend the awards and make new awards as may be necessary or prudent.

         o Individuals must be employed by the Company or one of its subsidiaries at the time of the Closing or the Termination Date, as the case may be, to receive a completion stay bonus.

         o An Eligible Employee's base salary will be measured as of the time of the Closing or the Termination Date, as the case may be.

     o Completion stay bonuses will be paid out as soon as practicable following the earlier of the Closing or the Termination Date.